UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2009

GRIFFON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6620	11-1893410
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

100 Jericho Quadrangle
Jericho, New York		11753
(Address of Principal Executive Offices)		(Zip Code)

(516) 938-5544
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.            Costs Associated with Exit or Disposal Activities.

On June 2, 2009, the Board of Directors of Griffon Corporation (the “Company”) approved management’s restructuring plan for the Garage Doors segment of its business (the “2009 Plan”) intended to reduce cost and increase operating efficiency from consolidation of facilities. The 2009 Plan, scheduled to begin during June 2009 with the majority of the transition expected to be completed by January 2011, includes production realignments and facility closures.

In connection with the 2009 Plan, the Company expects to incur pre-tax exit and restructuring costs, substantially all of which will be cash charges, of approximately $12 million, including approximately $2 million for one-time termination benefits and other personnel-related costs, approximately $1 million for excess facilities and related costs, and approximately $9 million in other exit costs primarily in connection with production realignment.  These amounts are preliminary estimates and the actual amounts of such payments may vary materially as the closure and relocation plans are finalized and implemented.

Item 7.01.    Regulation FD Disclosure.

On June 3, 2009, the Company issued a press release announcing the 2009 Plan. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01.            Financial Statements and Exhibits.

(d)           Exhibits.

99.1            Press Release, dated June 3, 2009

The information filed as an exhibit to this Form 8-K is being furnished in accordance with Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this Form 8-K, including without limitation statements regarding the Company’s financial position, business strategy and the plans and objectives of the Company’s management for future operations, are forward-looking statements. When used in this release, words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business, financial market and economic conditions, including, but not limited to, the credit market, the housing market, results of integrating acquired businesses into existing operations, the results of the Company’s restructuring and disposal efforts, competitive factors and pricing pressures for resin and steel, and capacity and supply constraints. Such statements reflect the views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company as previously disclosed in the Company’s SEC filings. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFON CORPORATION

By:	/s/ Patrick L. Alesia
Patrick L. Alesia
Chief Financial Officer

Date:   June 3, 2009

Exhibit Index

99.1           Press release, dated June 3, 2009